UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 2, 2007

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 759,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma and Texas.

On October 2, 2007, the Company announced that Danny P. Harris has been named Chief Operating Officer (“COO”) of the Company and OG&E effective immediately. In addition to his new role, Mr. Harris will retain his title and responsibilities as President of Enogex. This change is part of the succession plan developed with Steve Moore and approved by the Company’s Board of Directors. Mr. Harris, 52, joined Enogex in 1996 and has served in a variety of managerial positions. From 2000 to 2001, Mr. Harris served as Director of Strategic Development of Enogex. Mr. Harris served as Vice President and COO of Enogex from August 2001 until June 2005. Mr. Harris has served as President and a director of Enogex since June 2005 and as Senior Vice President of OGE Energy Corp. since 2005. Prior to joining Enogex in 1996, Mr. Harris was a District Manager at Natural Gas Pipeline Company of America. In addition to Mr. Harris’ appointment, the Company also announced other management changes at Enogex. For further information, see the related press release furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated October 8, 2007, announcing Danny P. Harris named OGE Energy Corp. Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

October 9, 2007

Exhibit 99.01

Danny P. Harris named OGE Energy Corp. Chief Operating Officer

Mitchell, Merrill named to Enogex posts; Johnston hired for new strategy role

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) announced today that Danny P. Harris, senior vice president, has been named chief operating officer. He will retain his title and responsibilities as president of Enogex Inc., OGE Energy’s natural gas pipeline business.

“Dan has demonstrated excellent leadership skills and considerable operations expertise during his tenure as Enogex’s president and chief operating officer,” said Pete Delaney, OGE Energy chairman, president and CEO. “We look forward to his expanded leadership role in the operations of the utility while he continues to provide oversight to midstream natural gas operations.”

The appointment of Harris to the COO role continues the succession plan implemented following the death on Sept. 22 of OGE Chairman and CEO Steven Moore. Delaney, who has held the president’s title since January, was named chairman and CEO on Sept. 23.

Harris, 52, joined the company in 1996 and served in various managerial positions before joining the executive team in 2000.

Harris holds bachelor’s degrees from New Mexico State University in agriculture and civil engineering. He also holds an MBA in finance from Oklahoma City University.

OGE Energy also announced the promotion of Keith Mitchell to senior vice president and chief operating officer at Enogex. Mitchell joined the company in 1994, and he was named senior vice president at Enogex earlier this year. He holds a bachelor’s degree in chemical engineering from the University of Oklahoma.

OGE Energy also has named Craig Johnston vice president of corporate strategy development and marketing. Johnston most recently served as senior vice president for Air Liquide. He holds a bachelor’s degree in chemical engineering from the University of Oklahoma and a master’s degree in business administration from Rice University.

OGE Energy also announced that Steve Merrill has been named chief financial officer Enogex. He most recently served as vice president and chief financial officer for Cayenne Drilling, LLC and Sunstone Energy Group, LLC. He holds a bachelor’s degree in accounting from Oklahoma State University.

OGE Energy is the parent company of Oklahoma Gas and Electric Company (OG&E), which serves more than 758,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.